Exhibit 21.1

                             Subsidiaries of Company

                  The following is a list of all subsidiaries of the Company as of February 28, 1997 and their respective states or other jurisdictions of incorporation. Each subsidiary does business under its own name.


                                             State or Other Jurisdiction of    Company's Ownership
Subsidiary                                   Incorporation                     Percentage
-------------------------------------------  -------------------------------   --------------------
AES Anhui Power Co. Ltd.                          British Virgin Islands             100%
AES Chigen Company (L) Ltd.                          Labuan, Malaysia                100%
AES China Holding Company (L) Ltd.                   Labuan, Malaysia                100%
AES China Power Holding Company (L) Ltd.             Labuan, Malaysia                100%
AES-GITIC Power Development Company Limited              Bermuda                      60%
AES Tian Fu Power Company Ltd.                    British Virgin Islands             100%
AES Tian Fu Power Company (L) Ltd.                   Labuan, Malaysia                100%
AES Yangchun Power Co., Ltd.                      British Virgin Islands             100%
Anhui Liyuan-AES Power Company Ltd.                       China#                      70%
Hefei Zhongli Energy Company Ltd.                         China#                      70%
Hunan Xiangci-AES Hydro Power Company Ltd.                China#                      51%
Jiaozuo (G.P.) Corporation                            Cayman Islands                 100%
Jiaozuo Power Partners, L.P.                          Cayman Islands                  50%
Jiaozuo Wan Fang Power Company Ltd.                       China#                      70%
Sichuan   Fuling   Aixi  Power   Generating               China#                      70%
Company Ltd.
Wuxi-AES-CAREC  Gas Turbine  Power  Company               China#                      55%
Ltd.
Wuxi-AES-Zhonghang Power Company Ltd.                     China#                      55%


*  Certain dormant subsidiaries, considered insignificant, are not listed.

------------------------------
# A cooperative joint venture formed under the Law of the People's Republic of China on Chinese and Foreign Cooperative Joint Venture Enterprises.